UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 16, 2007

METROCORP BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Texas	000-25141	76-0579161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 Bellaire Boulevard Suite 252 Houston, Texas 77036 (Address of principal executive offices including zip code)

Registrant's telephone number, including area code:  (713) 776-3876

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

During its regularly scheduled meeting on November 16, 2007, the Board of Directors of MetroCorp Bancshares, Inc. (the "Company") unanimously approved a resolution to amend and restate the Amended and Restated Bylaws of the Company to expressly provide for the issuance of uncertificated shares and to address related matters with respect to such uncertificated shares.  The Company must be able to issue and transfer uncertificated shares, in order to be eligible to participate in the Direct Registration System, which is currently administered by The Depository Trust Company, consistent with the requirements of NASDAQ Rule 4350(1).

The foregoing summary of the amendments to the Amended and Restated Bylaws of the Company is not complete and is qualified in its entirety by reference to the complete text of such Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.  The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number                                    Description of Exhibit

3.1	Amended and Restated Bylaws of MetroCorp Bancshares, Inc., effective as of November 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCORP BANCSHARES, INC.
(Registrant)

Dated:  November 19, 2007                                                                        By:    /s/ George M. Lee____
George M. Lee
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number                                     Description of Exhibit

3.1	Amended and Restated Bylaws of MetroCorp Bancshares, Inc., effective as of November 16, 2007.